Exhibit l.3

K&L Gates LLP

70 W. Madison St.

Suite 3100

Chicago, IL 60602

June 24, 2013

Nuveen Flexible Investment Income Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Flexible Investment Income Fund

As counsel for Nuveen Flexible Investment Income Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-187712 and 811-22820) on May 17, 2013.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP